UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

August 17, 2007

PRO-DEX, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-14942	84-1261240
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification Number)

151 East Columbine Avenue

Santa Ana, California 92707

(Address of Principal Executive Offices)

(714) 241-4411

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

            Pro-Dex, Inc. (the “Company”) entered into a lease agreement on August 17, 2007 (dated for reference purposes, August 3, 2007) with Irvine Business Properties (the “Lease”), a full copy of the Lease is attached hereto as Exhibit 10.1.  The Lease is for approximately 28,180 square feet of office and industrial space located at 2361 McGaw Avenue, Irvine, California.  The original term of the lease is ten (10) years.  The monthly base rental rate is $30,998 per month, with annual increase in monthly base rent of $1,409, plus initial common area expenses estimated to be approximately $3,736 per month.  The Company may terminate the Lease after the 72nd month of its term upon 270 days prior notice to the landlord and the payment of $125,000.  The landlord’s consent is generally required for any assignment or subletting of the premises.

Item 9.01  Financial Statements and Exhibits

Exhibit 10.1      Lease Agreement executed on August 17, 2007, and dated, for reference purposes, August 3, 2007, by and between Pro-Dex, Inc. and Irvine Business Properties.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2007                                            PRO-DEX, INC.

By:       /s/  MARK MURPHY

Mark Murphy

Chief Executive Officer

Exhibit Index

Exhibit Number	Description
10.1
Lease Agreement executed on August 17, 2007, and dated, for reference purposes, August 3, 2007, by and between Pro-Dex, Inc. and Irvine Business Properties.